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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                             -------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           TARPON COAST BANCORP, INC.
                           --------------------------
             (Exact name of Registrant as Specified in Its Charter)

FLORIDA                                                      65-0772718
-------                                                      ----------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification no.)

4055 Tamiami Trail
Port Charlotte, Florida                                      33952
-----------------------                                      -----
(Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the                              If this form relates to the
registration of a class of securities                    registration of a class of securities
pursuant to Section 12(b) of the                         pursuant to Section 12(g) of the
Exchange Act and is effective                            Exchange Act and is effective
pursuant to General Instruction                          pursuant to General Instruction
A.(c), please check the following                        A.(d), please check the following
box.  [ ]                                                box. [x]



Securities Act registration statement file number to which this form relates: 333-39609

Securities to be registered pursuant to Section 12(b) of the Act:    None

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $.01 par value.
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information under the sections entitled "Dividend Policy" and "Description of Capital Stock" in the prospectus filed by the registrant as a part of the Registration Statement on Form SB-2 (Registration No. 333-39609) (the "Registration Statement") is incorporated herein by reference in response to this Item.


ITEM 2.  EXHIBITS.

          3.1      -       Articles of Incorporation  *

          3.2      -       Articles of Amendment to Articles of
                           Incorporation *

          3.3      -       Bylaws  *

          4.1      -       See Exhibits 3.1, 3.2 and 3.3 for provisions
                           of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Shares. *

          4.2      -       Specimen Common Stock Certificate  *


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*        Incorporated herein by reference from the Registration Statement


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                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        TARPON COAST BANCORP, INC.



Date:  January 15, 1998                 /s/  LEWIS S. ALBERT
                                        -----------------------------
                                        Lewis S. Albert
                                        Chairman and Chief Executive Officer





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